Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

  of SITEL Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 033-99434, 333-19069, 333-30635, 333-44781, and 333-78241) on Form S-8 of SITEL Corporation of our reports dated September    , 2006, with respect to the consolidated balance sheets of SITEL Corporation and subsidiaries (the Company) as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005; and our report dated September 13, 2006, with respect to  management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 Annual Report on Form 10-K of SITEL Corporation.

As discussed in note 2 to the consolidated financial statements, SITEL Corporation has restated the consolidated financial statements as of December 31, 2004, and for the years ended December 31, 2004 and 2003.

Our report dated September 13, 2006 on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, expresses our opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2005, because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the Company had ineffective regional management oversight of the Latin America business units and ineffective financial reporting and review processes in the Brazil subsidiary.

/s/ KPMG LLP

KPMG LLP

Omaha, Nebraska
September 13, 2006

Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Numbers 033-99434, 333-19069, 333-30635, 333-44781 and 333-78241) of SITEL Corporation of our report dated August 21, 2006 relating to the financial statements of  Grupo Sitel de México. S.A. de C.V. and subsidiary, which appears in the December 31, 2005 Annual Report on Form 10-K of SITEL Corporation.

PricewaterhouseCoopers, S.C.

/s/ José Carlos del Castillo Díaz

México City, México
August 21, 2006